Exhibit 99.1

Adial Pharmaceuticals Announces Pricing of $10 Million Registered Direct Offering

CHARLOTTESVILLE, Va., Feb. 11, 2022 (GLOBE NEWSWIRE) -- Adial Pharmaceuticals, Inc. (NASDAQ: ADIL; ADILW) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $10 million of its common stock (or pre-funded warrants in lieu thereof) in a registered direct offering and warrants to purchase common stock in a concurrent private placement. The combined effective purchase price for one share of common stock (or pre-funded warrant in lieu thereof) and a warrant to purchase 0.95 shares of common stock will be $2.40.

Under the terms of the securities purchase agreement, Adial has agreed to sell 4,187,250 shares of common stock (or pre-funded warrants in lieu thereof). In a private placement, which will be consummated concurrently with the Offering, Adial has also agreed to issue warrants to purchase up to an aggregate of 3,977,888 shares of common stock. The warrants will be exercisable six months from the date of issuance, will expire five and a half years from the date of issuance, and will have an exercise price of $2.52 per share of common stock.

Maxim Group LLC is acting as the sole placement agent for the offering.

The offering is expected to close on or about February 15, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-237793) previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock and pre-funded warrants will be filed by Adial with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) and is currently being investigated in the Company’s landmark ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes, which are to be identified using the Company’s proprietary companion diagnostic genetic test. A Phase 2b clinical trial of AD04 for the treatment of AUD showed promising results in reducing frequency of drinking, quantity of drinking and heavy drinking (all with statistical significance), and no overt safety concerns (there were no statistically significant serious adverse events reported). AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. The Company is also developing adenosine analogs for the treatment of pain and other disorders through its wholly owned subsidiary, Purnovate, Inc. Additional information is available at www.adialpharma.com.

Note on Forward-looking Statements

This communication contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding the expected closing of the offering and fulfillment of customary closing conditions and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to complete clinical trials on time and achieve desired results and benefits as expected, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC
David Waldman / Natalya Rudman
Tel: 212-671-1021
Email: adil@crescendo-ir.com